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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to National Dentex Corporation's 2001 Stock Plan, of our report dated February 28, 2001 (except with respect to the matter discussed in item No. 2 in Note 9, as to which the date is March 1, 2001) on the financial statements included in the 2000 Annual Report on Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement.


                             /s/ Arthur Andersen LLP


Boston, Massachusetts
July 27, 2001